EXHIBIT (32.1)

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Ecolab Inc. does hereby certify that:

(a)

the Annual Report on Form 10-K of Ecolab Inc. for the year ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ecolab Inc.

Dated: February 26, 2021	/s/Christophe Beck
Christophe Beck
Chief Executive Officer

Dated: February 26, 2021	/s/Daniel J. Schmechel
Daniel J. Schmechel
Chief Financial Officer